NEWS RELEASE
August 2, 2017                                                                                           Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                                                                   (301) 429-4638
Washington, DC

URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

Washington, DC: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the quarter ended June 30, 2017.  Net revenue was approximately $117.6 million, a decrease of 4.1% from the same period in 2016. Broadcast and digital operating income1 was approximately $41.8 million, a decrease of 14.6% from the same period in 2016. The Company reported operating income of approximately $12.1 million for the three months ended June 30, 2017, compared to $27.7 million for the same period in 2016. Net income was $802,000 or $0.02 per share (basic) compared to net income of approximately $7.3 million or $0.15 per share (basic) for the same period in 2016.

Alfred C. Liggins, III, Urban One’s CEO and President stated, “Our radio broadcasting revenues improved sequentially from Q1, and also within the quarter itself with June being up 2.3% vs 2017. According to Miller Kaplan, we outperformed our markets by 190Bps in June, which is encouraging. This sequential improvement looks likely to continue for Q3, which is currently pacing (–2.9%). Reach Media continued to experience a soft marketplace for multi-cultural network advertising spend, which was somewhat offset by the success of their Tom Joyner Fantastic Voyage cruise. TV One experienced soft ratings, which resulted in a 5.9% decline in net advertising revenues for the quarter. We still believe that TV One will achieve the Adjusted EBITDA guidance of $82-84 million provided on the last earnings call, driven by improved affiliate revenues projected for H2. Our digital segment revenues benefitted from the acquisition of the Bossip and Madame Noire brands, and we have continued to invest in short-form video and data analytics which should help drive long-term growth for our digital businesses.”

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PAGE 2 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
STATEMENT OF OPERATIONS	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$117,638	$122,719	$218,927	$231,807
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	33,009	30,693	64,906	64,696
Selling, general and administrative, excluding stock-based compensation	42,847	43,092	77,302	78,541
Corporate selling, general and administrative, excluding stock-based compensation	8,328	11,878	18,367	23,252
Stock-based compensation	158	765	291	1,537
Depreciation and amortization	8,432	8,572	16,744	17,254
Impairment of long-lived assets	12,756	-	12,756	-
Total operating expenses	105,530	95,000	190,366	185,280
Operating income	12,108	27,719	28,561	46,527
INTEREST INCOME	45	55	148	123
INTEREST EXPENSE	19,863	20,531	40,209	41,169
GAIN ON SALE-LEASEBACK	(14,411)	-	(14,411)	-
LOSS (GAIN) ON RETIREMENT OF DEBT	7,083	(2,646)	7,083	(2,646)
OTHER (INCOME), net	(1,574)	(43)	(2,895)	(54)
Income (loss) before provision for income taxes and noncontrolling interest in income of subsidiaries	1,192	9,932	(1,277)	8,181
PROVISION FOR INCOME TAXES	182	2,183	70	3,958
CONSOLIDATED NET INCOME (LOSS)	1,010	7,749	(1,347)	4,223
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	208	435	164	856
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$802	$7,314	$(1,511)	$3,367

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$802	$7,314	$(1,511)	$3,367

Weighted average shares outstanding - basic3	47,816,723	48,110,440	47,890,618	48,387,482
Weighted average shares outstanding - diluted4	48,237,113	49,279,142	47,890,618	49,561,381

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PAGE 3 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
PER SHARE DATA - basic and diluted:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)

Consolidated net income (loss) attributable to common stockholders (basic)	$0.02	$0.15	$(0.03)	$0.07

Consolidated net income (loss) attributable to common stockholders (diluted)	$0.02	$0.15	$(0.03)	$0.07

SELECTED OTHER DATA
Broadcast and digital operating income 1	$41,782	$48,934	$76,719	$88,570
Broadcast and digital operating income margin (% of net revenue)	35.5%	39.9%	35.0%	38.2%

Broadcast and digital operating income reconciliation:

Consolidated net income (loss) attributable to common stockholders	$802	$7,314	$(1,511)	$3,367
Add back non-broadcast and digital operating income items included in consolidated net income (loss):
Interest income	(45)	(55)	(148)	(123)
Interest expense	19,863	20,531	40,209	41,169
Provision for income taxes	182	2,183	70	3,958
Corporate selling, general and administrative expenses	8,328	11,878	18,367	23,252
Stock-based compensation	158	765	291	1,537
Gain on sale-leaseback	(14,411)	-	(14,411)	-
Loss (gain) on retirement of debt	7,083	(2,646)	7,083	(2,646)
Other (income), net	(1,574)	(43)	(2,895)	(54)
Depreciation and amortization	8,432	8,572	16,744	17,254
Noncontrolling interest in income of subsidiaries	208	435	164	856
Impairment of long-lived assets	12,756	-	12,756	-
Broadcast and digital operating income	$41,782	$48,934	$76,719	$88,570

Adjusted EBITDA5	$36,653	$39,933	$64,398	$70,666

Adjusted EBITDA reconciliation:

Consolidated net income (loss) attributable to common stockholders:	$802	$7,314	$(1,511)	$3,367
Interest income	(45)	(55)	(148)	(123)
Interest expense	19,863	20,531	40,209	41,169
Provision for income taxes	182	2,183	70	3,958
Depreciation and amortization	8,432	8,572	16,744	17,254
EBITDA	$29,234	$38,545	$55,364	$65,625
Stock-based compensation	158	765	291	1,537
Gain on sale-leaseback	(14,411)	-	(14,411)	-
Loss (gain) on retirement of debt	7,083	(2,646)	7,083	(2,646)
Other (income), net	(1,574)	(43)	(2,895)	(54)
Noncontrolling interest in income of subsidiaries	208	435	164	856
Employment Agreement Award and incentive plan award expenses	1,443	2,536	2,484	4,775
Severance-related costs	250	341	603	573
Cost method investment income	1,506	-	2,959	-
Impairment of long-lived assets	12,756	-	12,756	-
Adjusted EBITDA	$36,653	$39,933	$64,398	$70,666

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PAGE 4 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	June 30, 2017	December 31, 2016
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$65,488	$46,781
Intangible assets, net	1,001,878	1,018,333
Total assets	1,361,830	1,358,786
Total debt (including current portion, net of original issue discount and issuance costs)	1,010,935	1,006,236
Total liabilities	1,424,635	1,417,502
Total stockholders' deficit	(73,408)	(71,126)
Redeemable noncontrolling interest	10,603	12,410

	June 30, 2017	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
2017 Credit Facility, net of original issue discount and issuance costs of approximately $8.6 million (subject to variable rates) (a)	$340,516	5.30%
9.25% senior subordinated notes due February 2020, net of original issue discount and issuance costs of approximately $1.9 million (fixed rate)	313,112	9.25%
7.375% senior secured notes due April 2022, net of original issue discount and issuance costs of approximately $4.6 million (fixed rate)	345,435	7.375%
Comcast Note due April 2019 (fixed rate)	11,872	10.47%

(a)	Subject to variable Libor plus a spread that is incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Urban One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

Net revenue consists of gross revenue, net of local and national agency and outside sales representative commissions. Agency and outside sales representative commissions are calculated based on a stated percentage applied to gross billing.

	Three Months Ended June 30,
	2017	2016	$ Change	% Change
	(Unaudited)
	(in thousands)
Net Revenue:
Radio Advertising	$52,017	$55,988	$(3,971)	-7.1%
Political Advertising	731	932	(201)	-21.6%
Digital Advertising	6,740	6,065	675	11.1%
Cable Television Advertising	18,988	20,170	(1,182)	-5.9%
Cable Television Affiliate Fees	26,140	27,403	(1,263)	-4.6%
Event Revenues & Other	13,022	12,161	861	7.1%

Net Revenue (as reported)	$117,638	$122,719	$(5,081)	-4.1%

Net revenue decreased to approximately $117.6 million for the quarter ended June 30, 2017, from approximately $122.7 million for the same period in 2016, a decrease of 4.1%. Net revenues from our radio broadcasting segment decreased 5.0% compared to the same period in 2016. We experienced net revenue declines most significantly in our Cincinnati, Dallas, Houston, Philadelphia, and Washington DC markets. We recognized approximately $45.4 million of revenue from our cable television segment during the three months ended June 30, 2017, compared to approximately $47.6 million for the same period in 2016, with a decrease primarily in advertising and affiliate sales.  Net revenue from our Reach Media segment decreased $920,000 for the quarter ended June 30, 2017, compared to the same period in 2016 due primarily to weaker demand. The “Tom Joyner Fantastic Voyage” took place during the second quarters of 2017 and 2016 and generated revenue of approximately $9.4 million and $8.8 million, respectively for Reach Media. Finally, net revenues for our digital segment increased $675,000 for the three months ended June 30, 2017, compared to the same period in 2016.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, decreased to approximately $84.2 million for the quarter ended June 30, 2017, down 1.7% from the approximately $85.7 million incurred for the comparable quarter in 2016. The operating expense decrease was primarily driven by lower corporate selling, general and administrative expenses at our cable television segment due to a decrease in incentive-based payroll costs.  This decrease was partially offset by higher programming and technical expenses at our digital segment due to its increased investment in video content, primarily related to increased headcount contributing to higher payroll costs.

Depreciation and amortization expense decreased to approximately $8.4 million compared to approximately $8.6 million for the quarter ended June 30, 2016. The decrease was due to the completion of useful lives for certain assets.

Interest expense decreased to approximately $19.9 million for the quarter ended June 30, 2017, compared to approximately $20.5 million for the same period in 2016. The Company made cash interest payments of approximately $18.2 million on its outstanding debt for the quarter ended June 30, 2017, compared to cash interest payments of approximately $18.6 million on all outstanding instruments for the quarter ended June 30, 2016. As previously announced, on April 18, 2017, the Company closed on a new senior secured credit facility (the “2017 Credit Facility”). The proceeds from the 2017 Credit Facility were used to prepay in full the Company’s previously existing senior secured credit facility and the agreement governing such credit facility was terminated on April 18, 2017.

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PAGE 6 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

The loss on retirement of debt of approximately $7.1 million for the three months ended June 30, 2017, was due to the retirement of the 2015 Credit Facility. This amount included a write-off of previously capitalized debt financing costs and original issue discount associated with the 2015 Credit Facility, and costs associated with the financing transactions. The gain on retirement of debt for the three months ended June 30, 2016, was due to the redemption of approximately $20 million of our 2020 Notes at a discount.

The impairment of long-lived assets for the three months ended June 30, 2017, of approximately $12.8 million, was related to a non-cash impairment charge recorded to reduce the carrying value of our Houston radio broadcasting licenses.

The gain on sale-leaseback for the three months ended June 30, 2017, was due to the Company closing on its previously announced sale of certain land, towers and equipment to a third party.  The Company is leasing certain of the assets back from the buyer as a part of its normal operations. The Company received proceeds of approximately $25.0 million, resulting in an overall net gain on sale of approximately $22.5 million, of which approximately $14.4 million was recognized immediately during the second quarter, and approximately $8.1 million which was deferred and will be recognized into income over the lease term of ten years.

The Company began using the estimated annual effective tax rate method under ASC 740-270, “Interim Reporting” to calculate the provision for income taxes at the beginning of 2017. For the three months ended June 30, 2017, we recorded a provision for income taxes of $182,000 on pre-tax income from continuing operations of approximately $1.2 million. The provision for income taxes for the three months ended June 30, 2016 of approximately $2.2 million was primarily attributable to the deferred tax liability for indefinite-lived intangible assets, based on a discrete tax provision. The Company paid $396,000 and $352,000 in taxes for the quarters ended June 30, 2017 and 2016, respectively.

Other income, net increased to approximately $1.6 million for the three months ended June 30, 2017, compared to $43,000 for the same period in 2016. The primary driver of the increase in other income was from our investment in MGM.

The decrease in noncontrolling interests in income of subsidiaries was due primarily to lower net income recognized by Reach Media during the three months ended June 30, 2017, versus the same period in 2016.

Other pertinent financial information includes capital expenditures of approximately $2.3 million and $1.1 million for the quarters ended June 30, 2017 and 2016, respectively.  As of June 30, 2017, the Company had total debt (net of cash and restricted cash balances and original issue discount) of approximately $945.4 million. During the three months ended June 30, 2017, the Company did not repurchase any Class A common stock and repurchased 1,054,290 shares of Class D common stock in the amount of approximately $2.1 million. During the three months ended June 30, 2016, the Company did not repurchase any Class A common stock and repurchased 575,608 shares of Class D common stock in the amount of approximately $1.1 million. The Company, in connection with its 2009 stock plan, is authorized to purchase shares of Class D common stock to satisfy employee tax obligations in connection with the vesting of share grants under the plan.  During three months ended June 30, 2017, the Company repurchased 7,699 shares of Class D Common Stock, to satisfy employee tax obligations, in the amount of $23,000.  Comparatively, during the three months ended June 30, 2016, the Company did not execute a Stock Vest Tax Repurchase.

As previously announced, effective January 1, 2017, the Company changed its reportable segment disclosures. Along with the results of Interactive One, all digital components from our reportable segments will now be part of a newly formed reportable segment called “Digital”. This new reportable segment will better reflect the manner in which we manage our business and better reflect our operational structure. Segment data for the three and six months ended June 30, 2016 has been reclassified to conform to the current period presentation. These reclassifications occurred among all segments.

The Company previously presented the reclassified first quarter 2016 results in the press release dated May 4, 2017.  The reclassified results for the third and fourth quarters of 2016, as well as results for full year 2016 is presented at the end of this press release.

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three and six months ended June 30, 2017 and 2016 are included. These detailed, unaudited and adjusted statements of operations include certain reclassifications.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

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PAGE 7 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2017
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$117,638	$48,161	$17,528	$6,740	$45,369	$(160)
OPERATING EXPENSES:
Programming and technical	33,009	9,220	5,633	3,510	14,667	(21)
Selling, general and administrative	42,847	19,894	9,764	4,707	8,621	(139)
Corporate selling, general and administrative	8,328	-	463	-	830	7,035
Stock-based compensation	158	63	-	-	-	95
Depreciation and amortization	8,432	939	52	463	6,568	410
Impairment of long-lived assets	12,756	12,756	-	-	-	-
Total operating expenses	105,530	42,872	15,912	8,680	30,686	7,380
Operating income (loss)	12,108	5,289	1,616	(1,940)	14,683	(7,540)
INTEREST INCOME	45	-	-	-	-	45
INTEREST EXPENSE	19,863	368	-	-	1,919	17,576
GAIN ON SALE-LEASEBACK	(14,411)	(14,411)	-	-	-	-
LOSS ON RETIREMENT OF DEBT	7,083	-	-	-	-	7,083
OTHER INCOME, net	(1,574)	(153)	-	-	-	(1,421)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	1,192	19,485	1,616	(1,940)	12,764	(30,733)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	182	7,650	584	72	4,841	(12,965)
CONSOLIDATED NET INCOME (LOSS)	1,010	11,835	1,032	(2,012)	7,923	(17,768)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	208	-	-	-	-	208
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$802	$11,835	$1,032	$(2,012)	$7,923	$(17,976)

Adjusted EBITDA5	$36,653	$19,243	$1,686	$(1,447)	$21,257	$(4,086)

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PAGE 8 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2016
	(in thousands, unaudited, as reclassified2)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$122,719	$50,714	$18,448	$6,065	$47,552	$(60)
OPERATING EXPENSES:
Programming and technical	30,693	8,933	5,443	2,254	14,063	-
Selling, general and administrative	43,092	20,171	9,680	3,989	9,311	(59)
Corporate selling, general and administrative	11,878	-	1,129	-	2,855	7,894
Stock-based compensation	765	55	10	3	-	697
Depreciation and amortization	8,572	1,077	47	438	6,552	458
Total operating expenses	95,000	30,236	16,309	6,684	32,781	8,990
Operating income (loss)	27,719	20,478	2,139	(619)	14,771	(9,050)
INTEREST INCOME	55	-	-	-	-	55
INTEREST EXPENSE	20,531	330	-	-	1,919	18,282
GAIN ON RETIREMENT OF DEBT	(2,646)	-	-	-	-	(2,646)
OTHER INCOME, net	(43)	(5)	-	-	-	(38)
Income (loss) before provision for income taxes and noncontrolling interest in income of subsidiaries	9,932	20,153	2,139	(619)	12,852	(24,593)
PROVISION FOR INCOME TAXES	2,183	2,116	37	20	10	-
CONSOLIDATED NET INCOME (LOSS)	7,749	18,037	2,102	(639)	12,842	(24,593)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	435	-	-	-	-	435
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$7,314	$18,037	$2,102	$(639)	$12,842	$(25,028)

Adjusted EBITDA5	$39,933	$21,902	$2,237	$(176)	$21,322	$(5,352)

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PAGE 9 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2017
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$218,927	$87,898	$25,191	$12,246	$93,924	$(332)
OPERATING EXPENSES:
Programming and technical	64,906	17,137	10,826	6,113	30,858	(28)
Selling, general and administrative	77,302	38,230	11,262	8,749	19,305	(244)
Corporate selling, general and administrative	18,367	-	1,686	-	3,142	13,539
Stock-based compensation	291	127	-	-	-	164
Depreciation and amortization	16,744	1,896	106	804	13,129	809
Impairment of long-lived assets	12,756	12,756	-	-	-	-
Total operating expenses	190,366	70,146	23,880	15,666	66,434	14,240
Operating income (loss)	28,561	17,752	1,311	(3,420)	27,490	(14,572)
INTEREST INCOME	148	-	-	-	-	148
INTEREST EXPENSE	40,209	705	-	-	3,838	35,666
GAIN ON SALE-LEASEBACK	(14,411)	(14,411)	-	-	-	-
LOSS ON RETIREMENT OF DEBT	7,083	-	-	-	-	7,083
OTHER INCOME, net	(2,895)	(178)	-	-	-	(2,717)
(Loss) income before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	(1,277)	31,636	1,311	(3,420)	23,652	(54,456)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	70	12,312	462	93	9,066	(21,863)
CONSOLIDATED NET (LOSS ) INCOME	(1,347)	19,324	849	(3,513)	14,586	(32,593)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	164	-	-	-	-	164
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,511)	$19,324	$849	$(3,513)	$14,586	$(32,757)

Adjusted EBITDA5	$64,398	$32,992	$1,477	$(2,580)	$40,653	$(8,144)

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PAGE 10 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2016
	(in thousands, unaudited, as reclassified2)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$231,807	$93,447	$28,902	$12,546	$97,026	$(114)
OPERATING EXPENSES:
Programming and technical	64,696	17,824	10,893	4,433	31,546	-
Selling, general and administrative	78,541	38,619	11,719	8,073	20,243	(113)
Corporate selling, general and administrative	23,252	-	2,076	(28)	5,317	15,887
Stock-based compensation	1,537	139	20	6	-	1,372
Depreciation and amortization	17,254	2,221	89	882	13,105	957
Total operating expenses	185,280	58,803	24,797	13,366	70,211	18,103
Operating income (loss)	46,527	34,644	4,105	(820)	26,815	(18,217)
INTEREST INCOME	123	-	-	-	-	123
INTEREST EXPENSE	41,169	671	-	-	3,838	36,660
GAIN ON RETIREMENT OF DEBT	(2,646)	-	-	-	-	(2,646)
OTHER INCOME, net	(54)	(5)	-	-	-	(49)
Income (loss) before provision for income taxes and noncontrolling interest in income of subsidiaries	8,181	33,978	4,105	(820)	22,977	(52,059)
PROVISION FOR INCOME TAXES	3,958	3,845	74	20	19	-
CONSOLIDATED NET INCOME (LOSS)	4,223	30,133	4,031	(840)	22,958	(52,059)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	856	-	-	-	-	856
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$3,367	$30,133	$4,031	$(840)	$22,958	$(52,915)

Adjusted EBITDA5	$70,666	$37,476	$4,276	$77	$39,916	$(11,079)

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PAGE 11 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended September 30, 2016
	(in thousands, unaudited, as reclassified2)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$110,856	$45,524	$12,153	$6,417	$46,811	$(49)
OPERATING EXPENSES:
Programming and technical	32,093	7,348	5,343	2,325	17,077	-
Selling, general and administrative	35,806	18,144	4,292	4,265	9,154	(49)
Corporate selling, general and administrative	9,173	-	415	3	2,279	6,476
Stock-based compensation	782	49	11	-	-	722
Depreciation and amortization	8,469	1,035	59	417	6,559	399
Total operating expenses	86,323	26,576	10,120	7,010	35,069	7,548
Operating income (loss)	24,533	18,948	2,033	(593)	11,742	(7,597)
INTEREST INCOME	51	-	-	-	-	51
INTEREST EXPENSE	20,319	330	-	-	1,918	18,071
OTHER INCOME, net	(22)	(16)	-	-	-	(6)
Income (loss) before provision for income taxes and noncontrolling interest in income of subsidiaries	4,287	18,634	2,033	(593)	9,824	(25,611)
PROVISION FOR INCOME TAXES	4,307	4,212	34	12	49	-
CONSOLIDATED NET (LOSS) INCOME	(20)	14,422	1,999	(605)	9,775	(25,611)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	403	-	-	-	-	403
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(423)	$14,422	$1,999	$(605)	$9,775	$(26,014)

Adjusted EBITDA5	$34,883	$20,100	$2,103	$(176)	$18,305	$(5,449)

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PAGE 12 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended December 31, 2016
	(in thousands, unaudited, as reclassified2)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$113,556	$47,173	$11,255	$7,268	$47,969	$(109)
OPERATING EXPENSES:
Programming and technical	37,211	8,925	5,249	2,363	20,674	-
Selling, general and administrative	33,252	18,947	2,117	5,121	7,177	(110)
Corporate selling, general and administrative	15,107	-	1,162	19	2,445	11,481
Stock-based compensation	1,091	116	17	(4)	-	962
Depreciation and amortization	8,524	1,093	62	395	6,560	414
Impairment of long-lived assets	1,287	1,287	-	-	-	-
Total operating expenses	96,472	30,368	8,607	7,894	36,856	12,747
Operating income (loss)	17,084	16,805	2,648	(626)	11,113	(12,856)
INTEREST INCOME	40	-	-	-	-	40
INTEREST EXPENSE	20,148	330	-	-	1,919	17,899
OTHER INCOME, net	(852)	(379)	-	-	-	(473)
(Loss) income before provision for (benefit from) income taxes and noncontrolling interest in loss of subsidiaries	(2,172)	16,854	2,648	(626)	9,194	(30,242)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	1,315	(2,264)	3,206	27	16,300	(15,954)
CONSOLIDATED NET (LOSS) INCOME	(3,487)	19,118	(558)	(653)	(7,106)	(14,288)
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(120)	-	-	-	-	(120)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,367)	$19,118	$(558)	$(653)	$(7,106)	$(14,168)

Adjusted EBITDA5	$30,638	$19,485	$2,727	$(216)	$17,682	$(9,040)

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PAGE 13 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Year Ended December 31, 2016
	(in thousands, unaudited, as reclassified2)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$456,219	$186,144	$52,310	$26,231	$191,806	$(272)
OPERATING EXPENSES:
Programming and technical	134,000	34,096	21,486	9,121	69,297	-
Selling, general and administrative	147,599	75,711	18,127	17,459	36,575	(273)
Corporate selling, general and administrative	47,532	-	3,653	(6)	10,040	33,845
Stock-based compensation	3,410	304	48	2	-	3,056
Depreciation and amortization	34,247	4,349	210	1,694	26,224	1,770
Impairment of long-lived assets	1,287	1,287	-	-	-	-
Total operating expenses	368,075	115,747	43,524	28,270	142,136	38,398
Operating income (loss)	88,144	70,397	8,786	(2,039)	49,670	(38,670)
INTEREST INCOME	214	-	-	-	-	214
INTEREST EXPENSE	81,636	1,331	-	-	7,675	72,630
GAIN ON RETIREMENT OF DEBT	(2,646)	-	-	-	-	(2,646)
OTHER INCOME, net	(928)	(401)	-	-	-	(527)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	10,296	69,467	8,786	(2,039)	41,995	(107,913)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	9,580	(2,264)	3,315	59	16,368	(7,898)
CONSOLIDATED NET INCOME (LOSS)	716	71,731	5,471	(2,098)	25,627	(100,015)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,139	-	-	-	-	1,139
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(423)	$71,731	$5,471	$(2,098)	$25,627	$(101,154)

Adjusted EBITDA5	$136,186	$77,061	$9,106	$(316)	$75,903	$(25,568)

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PAGE 14 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

Urban One, Inc. will hold a conference call to discuss its results for second fiscal quarter of 2017. The conference call is scheduled for Wednesday, August 02, 2017 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-800-230-1085; international callers may dial direct (+1) 612-288-0329.

A replay of the conference call will be available from 12:00 p.m. EDT August 02, 2017 until 11:59 p.m. EDT August 05, 2017. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 425426.

Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.

Urban One, Inc. (urban1.com), formerly known as Radio One, Inc., together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform and inspire a diverse audience of adult Black viewers. As one of the nation’s largest radio broadcasting companies, Urban One currently owns and/or operates 57 broadcast stations in 15 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Tom Joyner Morning Show, Russ Parr Morning Show, Rickey Smiley Morning Show, Get up Morning! with Erica Campbell, DL Hughley Show, Ed Lover Show, Willie Moore Jr Show, Nightly Spirit with Darlene McCoy, Reverend Al Sharpton Show. In addition to its radio and television broadcast assets, Urban One owns Interactive One, LLC (ionedigital.com), the largest digital resource for urban enthusiasts and Blacks, reaching millions each month through its Cassius and BHM Digital platforms. Additionally, One Solution, the Company’s branded content agency and studio combines the dynamics of Urban One’s holdings to provide brands with an integrated and effectively engaging marketing approach that reaches 82% of Black Americans throughout the country.

Notes:

1  “Broadcast and digital operating income” consists of net (loss) income before depreciation and amortization, corporate selling, general and administrative expenses, stock-based compensation, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, gain on sale-leaseback and interest income. Broadcast and digital operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments because broadcast and digital operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of broadcast and digital operating income is similar to our historic use of station operating income, however, reflects our more diverse business and, therefore, may not be similar to “station operating income” or other similarly titled measures used by other companies. Broadcast and digital operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to broadcast and digital operating income has been provided in this release.

2  Certain reclassifications have been made to prior year balances to conform to the current year presentation.  These reclassifications had no effect on any other previously reported or consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts.  Where applicable, these financial statements have been identified as “As Reclassified.”

3  For the three months ended June 30, 2017 and 2016, Urban One had 47,816,723 and 48,110,440 shares of common stock outstanding on a weighted average basis (basic), respectively.  For the six months ended June 30, 2017 and 2016, Urban One had 47,890,618 and 48,387,482 shares of common stock outstanding on a weighted average basis (basic), respectively.

4  For the three months ended June 30, 2017 and 2016, Urban One had 48,237,113 and 49,279,142 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock options), respectively.  For the six months ended June 30, 2017 and 2016, Urban One had 47,890,618 and 49,561,381 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock options), respectively.

5  “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in (loss) income of subsidiaries, impairment of long-lived assets, stock-based compensation, (gain) loss on retirement of debt, gain on sale-leaseback , Employment Agreement and incentive plan award expenses, severance-related costs, cost investment income, less (2) other income and interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets or capital structure. EBITDA is frequently used as one of the measures for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four segments (radio broadcasting, Reach Media, digital and cable television).  Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.